Exhibit 10.41

English Translation

RMB Borrowing Contract (Medium/Long-term)

No.: JX Jia Shan 2008 Ren Jie 001

Borrower: Zhejiang Yuhui Solar Energy Source Co., Ltd.

Enterprise legal person’s business license number:

Legal representative: Li Xianshou

Domicile: Jiashan Yaozhuang Town Industry Park

Account bank and account number: Bank of China, 860032341208093001

Contact method: 84773373

Lender: Bank of China Co., Ltd., Jiashan Branch

Legal representative or responsible person: Cai Lu

Through equal negotiations, the Borrower and the Lender hereby enter into this Contract with respect to the Lender granting a medium/long-term RMB loan to the Borrower, on and subject to the terms and conditions as set forth below.

Article 1 Amount

The total amount of the borrowing under this Contract is: in words: RMB one hundred and twenty million yuan; in figures: RMB 120,000,000.00 yuan.

Article 2 Term

The term of the borrowing is 24 months, commencing from the drawing day as agreed between both parties to the last repayment day as agreed between both parties. If the drawing is scheduled by both parties to last for a particular period, the above mentioned “drawing day” means the starting day of the drawing period.

Article 3 Purpose

The borrowing hereunder is intended for the following purposes:

(1) Purchase of raw materials;

(2) The loan shall not be used for stock and securities investments and the items prohibited by state laws and regulations;

(3)

The Borrower shall not change the purpose of borrowing without the written consent of the Lender.

Article 4 Interest Rate and Interest Calculation

The interest rate under this Contract adopts the interest rate in Item (2) below:

(1) Fixed interest rate: an annual interest rate of         %;

(2) Floating interest rate: an annual interest rate of 7.56%. Interest rate is determined on an annual basis, i.e. interest is calculated at this interest rate for one year from the granting date of loan (or the granting date of the first installment if loan is granted in installments); after each full year, next year’s interest rate is determined through          (upward fluctuation/downward fluctuation: choose one) of         % on the basis of the statutory interest rate of a corresponding level of the People’s Bank of China at that time;

(3) Floating interest rate: an annual interest rate of         %. Interest rate is determined every          (month/quarter/half year/year: choose one), i.e. interest is calculated at this interest rate for          (one month/one quarter/half year/one year: choose one) from the granting date of loan (or the granting date of the first installment if loan is granted in installments); after each full          (month/quarter/half year/year: choose one), interest rate of next          (month/quarter/half year/year: choose one) is determined through          (upward fluctuation/downward fluctuation: choose one) of         % on the basis of         .

Interest is calculated on actually drawn amount and number of days of loan use from the actual drawing day of the Borrower. The base number of calculation is 360 days a year.

The Borrower will pay interest through the means in Item (1) below:

(1) The Borrower pays interest on a quarterly basis. March 20, June 20, September 20 and December 20 of each year are interest paying days. If the last repayment day of loan principal is not an interest paying day, the Borrower pays up all the interest payable on the last repayment day of loan principal.

(2) The Borrower pays interest on a monthly basis. The 20th day of each month is the interest paying day.

If the last repayment day of loan principal is not an interest paying day, the Borrower pays up all the interest payable on the last repayment day of loan principal.

(3) The Borrower pays interest on a monthly basis. The day corresponding to loan granting day is the interest paying day.

Article 5 Drawing Conditions

Where the Borrower does not fulfill the following conditions, the Lender is entitled to refuse Borrower’s drawing application:

(1) A written drawing application and the documentary evidence concerning the purpose of borrowing are submitted 7 days in advance;

(2) This Borrowing Contract and relevant annexes have become effective;

(3) The guaranty contract as specified in Article 9 below has taken effect;

(4) The Borrower has opened an account for drawing, interest payment, fee payment and repayment according to Lender’s requirements;

(5) The Borrower has submitted the following written materials to the Lender:

1. The resolution and power of attorney showing the consent of the board of directors or other competent departments to the execution and performance of this Contract;

2. The name list of the persons having the authority to sign this Contract and the documents relating to this Contract and signature specimens of such persons;

3. The documents proving that all (budgetary estimate) budget funds (including self-raised funds) of loan project have been put in place;

4. Approvals in connection with project land use, planning and engineering design schemes;

5. Project commencement approval issued by competent the government department;

(6) No events of default as specified in Article 12 occur;

(7) The other drawing conditions specified by laws and agreed upon by both parties have been fulfilled.

Article 6 Drawing Time

The Borrower shall draw the borrowing based on the time in Item (1):

(1) The Borrower shall draw all the borrowing at one time on January 2, 2008;

(2) The Borrower shall draw up all the borrowing according to the amounts as set forth under this Contract within          months from         .

The portion not drawn after the said time shall not be drawn without the consent of the Lender. If the Lender agrees to grant such portion, it is entitled to charge an obligation fee with respect to such portion at a daily rate of         ; as for the portion the Lender refuses to grant, the lender is entitled to charge an obligation fee at a rate of         .

Article 7 Drawing Procedures

For each drawing, the Borrower shall submit a drawing application and handle other drawing procedures according to Lender’s requirements.

Article 8 Repayment

The Borrower shall repay the loan under this Contract in full accordance with the following repayment schedule:

No. of repayment installments	Date of repayment	Amount of repayment	No. of repayment installments	Date of repayment	Amount of repayment
1	January 1, 2010	RMB 120 million yuan

If the Borrower needs to adjust any portion of the said repayment schedule, it shall submit a written application          days before corresponding loan expires. Except as otherwise provided for, any change of repayment schedule shall be subject to the written confirmation by both parties.

If there are several expired borrowing contracts between the Borrower and the Lender, the Lender shall be entitled to decide upon the sequence of contracts performed by each repayment of the Borrower.

The Borrower may make repayment in advance, but it shall give a 7 days prior notice to the Lender. The Lender is entitled to charge a compensation at 100% of receivable interest of advance repayment. The amount of advance repayment is first used to repay the loan that will expire at the latest, i.e. repayment follows the reverse order. The portion repaid in advance with the consent of the Lender shall not be drawn again by the Borrower.

Article 9 Guarantee

All the debts under this Contract are guaranteed through the means Items (1) and (2) below:

(1) Li Xianshou and Lian Xiahe provide the joint repayment guarantee and Guarantee Contract is signed (No.: JX Jia Shan 2007 Ren Ge Bao 001).

(2) Zhejiang Yuhui Solar Energy Source Co., Ltd. provides mortgage guarantees and Mortgage Contracts are signed (No.: JSGY070006, JSGY070007, JSGY070067 and JSGY070076).

(3)          provides a pledge guarantee and Pledge Contract is signed (No.:         ).

If guarantor’s financial position deteriorates, or its solvency considerably decreases for other reason, or mortgaged or pledged properties are devalued, damaged or lost and as a result, their guarantee function noticeably weakens or they no longer have a guarantee function, the Lender shall be entitled to request the Borrower to change guarantor or provide new mortgaged or pledged properties to guarantee the debts under this Contract.

Article 10 Insurance

The Borrower shall procure insurance with the insurance company approved by the Lender with respect to the equipment, project construction and goods transport relating to the project or trade under this loan as well as the risks in the course of project operation. Insurance type shall meet Lender’s requirements. Insurance amount shall not be less than loan principal. The Borrower shall transfer insurance interest to the Lender and deliver the original of insurance policy to the Lender within          days after this Contract becomes effective. Before the loan principal, interest and expenses under this Contract are paid up, the Borrower shall not interrupt insurance for whatever reason. If the Borrower interrupts insurance, the Lender has the right to renew insurance or renew insurance on behalf of the Borrower, expenses shall be borne by the Borrower. The Borrower shall be responsible for all the losses caused to the Lender due to insurance interruption.

The Borrower shall, within 3 days from the date when it knows or should know insurance accident, notify the Lender in written form and lodge a claim against the insurer in time according to the relevant provisions of insurance policy. The Borrower shall bear the losses caused to the Lender due to its failure to inform the Lender in time or to lodge a claim in time or to perform the obligations under insurance policy.

Insurance compensation shall be first used to repay loan principal and interest and other payable expenses, but the Lender may, based on project situation, decide whether insurance compensation can continue to be used for the project or trade supported by the loan. If insurance compensation is less than the outstanding borrowing principal and interest, it shall not constitute the reason for exempting the Borrower from its debts.

Article 11 Representations and Undertakings

The Borrower represents that:

(1) The Borrower is legally registered and validity exists.

(2) The Borrower has obtained the authorization necessary to execute this Contract.

(3) All the documents, materials, statements and vouchers provided by the Borrower to the Lender are accurate, true, complete and valid.

(4) The Borrower does not conceal the following situation that has occurred or is occurring and may affect the judgment of its ability of contractual performance:

1. Significant discipline or legal violations or claims relating to the Borrower or its main leaders;

2. Defaults of the Borrower under other contracts;

3. Debts or contingent liabilities assumed by the Borrower or mortgage or pledge guarantee provided by it to a third person;

4. Pending lawsuit or arbitration case;

5. Other situations that are likely to affect the financial position and solvency of the Borrower.

The Borrower undertakes that:

(1) The Borrower will provide the latest monthly financial statements according to Lender’s requirement; in the first quarter of each year, provide the audited financial statements for previous year; provide the reports and statements on Borrower’s operations and financial position as well as other documents and materials as required by the Lender from time to time.

(2) If the Borrower has signed or will sign a counter-guarantee agreement or similar agreement with the guarantor of this Contract with respect to its guarantee obligations, such agreement will not damage any right of the Lender under this Contract.

(3) The Borrower will accept the credit inspection and supervision by the Lender and render enough assistance and coordination.

(4) If the Borrower reduces its registered capital or is involved in significant property right change and adjustment of mode of operation (including, but not limited to, joint venture and cooperation with foreign party; division or merger; reorganization into a joint-stock company; implement the following changes in mode of operation: lease, contracting, pooling, trust, etc), it will notify the Lender in advance. If the said events have an adverse influence on Borrower’s solvency, it will obtain the consent of the Lender.

(5) The Borrower will not dispose of its own assets in a manner that decreases its solvency. When the Borrower provides a guarantee for a third person or creates mortgage or pledge on its assets, it will timely notify the Lender and undertakes that the total debts assumed by it will not be higher than          times its net assets.

(6) In terms of repayment order, Borrower’s debts owing to the Lender shall take precedence over the loans provided by Borrower’s shareholders to the Borrower and are not lower than the same kind of debts owed by the Borrower to other creditors.

☐	Before the Borrower applies to other bank for a loan or creates other debts, it shall obtain the written consent of the Lender. (This provision is optional and mainly applies to the loans for institutions).

☐	For Borrower’s real estate development project using this borrowing, the business volume of the individual housing consumption loans with the Lender shall account for above of the total volume of the individual housing consumption loans of this real estate development project. (This provision is optional and applies to real estate project loans).

☐	For the real estate project developed by the Borrower, project contractor does not prepay funds for project construction. If contractor has prepaid funds, the Borrower has provided to the Lender a written document stating that such contractor gives up the priority of compensation with respect to its prepayments for project construction. (This provision is optional and applies to real estate project loans).

(7) The Borrower undertakes that if any of the following events occurs, it will timely notify the Lender:

1. The Borrower commits a default under this Contract or any other contract;

2. Changes in the Borrower’s subordination relationship or senior management personnel, amendment of its articles of association and significant adjustment of its internal organization structure occur;

3. The Borrower’s operations face difficulties and its financial position deteriorates;

4. The Borrower is involved in any significant lawsuits or arbitration cases;

5. The Borrower has other situations that affects its solvency;

(8) The Borrower will deposit enough funds for payment no later than          days before each principal and interest payment expires.

(9) The relevant settlement business of the Borrower under this loan will be handled with the Lender or the other branches of Bank of China and its settlement business volume will reach the Lender’s requirement.

(10) If the after-tax net profits in relevant fiscal year is zero or negative, or after-tax profits cannot cover the cumulative losses in previous fiscal years, or before-tax profits are not used to pay the principal, interest and expenses payable by the Borrower in this fiscal year, or before-tax profits cannot cover the principal, interest and expenses of next period, the Borrower will not distribute dividends and bonus to its shareholders in any way.

Article 12 Events of Default and Handling

If the Borrower fails to make repayment on time and does not reach an agreement with the Lender with respect to extension, the Lender shall be entitled to charge a penalty interest on the overdue portion of loan at the penalty interest rate of overdue loan from overdue date until the Borrower pays up principal and interest. If the Borrower does not use the loan for the agreed purpose, the Lender shall be entitled to charge a penalty interest on the misappropriated portion of loan at the penalty interest rate of misappropriated loan from misappropriation date until the Borrower pays up principal and interest.

Penalty interest rate of overdue loan is the borrowing interest rate specified under this Contract plus 50%; penalty interest rate of misappropriated loan is the borrowing interest rate specified under this Contract plus 100%.

In the event that the Borrower fails to pay interest on time and in full, the Lender shall be entitled to charge a compound interest on the due and unpaid interest at the same penalty interest rate for loan principal by the quarter (month/quarter: choose one). If one loan involves overdue portion and misappropriated portion at the same time, compound interest will be charged at the penalty interest rate for misappropriated loan. If repayment of loan principal is normal, compound interest will be charged at the penalty interest rate for overdue loan.

If the borrowing interest rate as set forth under this Contract is adjusted, penalty interest and compound interest will be calculated at a new interest rate from date of adjustment.

Should any of the following cases occur, the Lender shall be entitled to stop borrowing drawing by the Borrower or cancel the borrowing line not drawn by the Borrower yet and declare that all borrowing principal and interest under this Contract are due immediately:

(1) The principal or interest is overdue for more than 30 days;

(2) The total sum not paid on time and misappropriated by the Borrower reaches RMB          yuan;

(3) Any representation made by the Borrower under Article 11 is untrue or the Borrower violates its undertaking;

(4) The Borrower commits a default under other contract;

(5) The guarantor, the mortgagor or the pledgor commits a default under guarantee contract, thus preventing the Borrower from performing the obligations under this Contract;

(6) The Borrower is closed down or dissolved or cancelled or becomes bankrupt;

(7) The financial position of the Borrower or the guarantor seriously deteriorates;

(8) Mortgaged or pledged properties are devalued, damaged, lost, sequestrated or frozen and the Borrower fails to provide the new collateral according to Lender’s requirement;

(9) Project construction progress has a serious time delay or project construction expenses exceed the budget percentage approved by the Lender;

(10)	Project construction quality does not reach state or industry standard.

Article 13 Deduction

The Borrower agrees that any sum payable by it under this Contract may be directly deducted by the Lender from the account opened by the Borrower at the Bank of China.

Article 14 Taxes and Fees

Any and all taxes and fees in connection with the execution and performance of this Contract and dispute resolution, including, without limitation, stamp duty, interest withholding tax, litigation costs, enforcement fee, lawyer agency fee and notarization fee, shall be paid or reimbursed by the Borrower.

Article 15 offsetting, Transfer and Retention of Title

The Borrower shall pay all the sums payable under this Contract and shall not propose to offset them, unless the Lender so agrees.

Without the written consent of the Lender, the Borrower shall not transfer any of its obligations under this Contract to any third person.

No forbearance, extension or preference granted by the Lender to the Borrower or no delay by the Lender in exercising any of its rights under this Contract shall affect,

impair or limit any and all rights and interests of the Lender under this Contract, laws and regulations, operate as a waiver by the Lender of its rights and interests under this Contract and exempt the Borrower from any of its obligations under this Contract.

Article 16 Change and Termination

This Contract may be amended, supplemented or terminated with the written consent of both parties. Any amendment and supplement to this Contract shall form an integral part of this Contract.

The invalidity of any provision of this Contract shall not affect the validity of the remaining provisions.

Article 17 Applicable Law, Dispute Resolution and Jurisdiction

This Contract shall be governed by the laws of the People’s Republic of China.

Any dispute or controversy arising from or out of the performance of or in connection with this Agreement shall be resolved by both parties through consultations.

In no resolution can be reached through consultations, both parties agree to resolve such dispute through the means in Item (1) below:

(1) Directly institute a lawsuit with the people’s court in the place where the Lender is domiciled in accordance with law.

(2) Submit such dispute to          Arbitration Commission for arbitration.

Article 18 Annexes

The following annexes and the other annexes confirmed by both parties are made an integral part of this Contract and have the same effect as this Contract.

(1)                                 ;

(2)                                 ;

(3)                                 ;

(4)                                 .

Article 19 Contract Effectiveness

This Contract shall become effective after it is signed and sealed by the legal representatives or authorized signatories of the Borrower and the Lender.

This Contract is executed in triplicate, being equally authentic, one copy for each party hereto.

Article 20 Special Note

The Borrower has made sufficient negotiations with the Lender about all the terms of this Contract.

The Lender has reminded the Borrower to pay special attention to all the terms regarding the rights and obligations of both parties and have a comprehensive and accurate understanding of such terms. The Lender has made corresponding explanations as to the said terms at the request of the Borrower.

Both parties have the same understanding of the terms of this Contract.

Borrower: Zhejiang Yuhui Solar Energy Source Co., Ltd. (Seal)	Lender: Bank of China Co., Ltd., Jiashan Branch (Seal)

Legal representative (or authorized signatory): /s/	Legal representative (or authorized signatory): /s/

Date: January 2, 2008	Date: January 2, 2008